Exhibit 99.1

AGREEMENT

This Agreement (this “Agreement”) is made this 2nd day of February, 2012 by and between Eugene M. Isenberg (“Executive”), Nabors Industries Ltd. (“Nabors Bermuda”) and Nabors Industries, Inc. (“Nabors Delaware”). Nabors Bermuda and Nabors Delaware are collectively referred to herein as “the Company”. This Agreement is made with the approval of the Boards of Directors of the Company.

WHEREAS, the parties entered into that certain Executive Employment Agreement effective as of April 1, 2009 (as amended on June 29, 2009 and December 28, 2009, collectively, the “Employment Agreement”). In consideration of the terms, covenants and conditions set forth in this Agreement, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	Termination Date – Executive voluntarily resigns and terminates both his employment with the Company and the Employment Agreement at the close of business on December 31, 2011 (“Termination Date”). The Company accepts Executive’s resignation and termination of the Employment Agreement effective on the Termination Date. However, Executive does not resign as a director or Chairman of Nabors Bermuda. He shall remain as director and Chairman until the end of the current director’s term in June 2012. Commencing at the end of the term, Executive shall be named by the Board of Directors of Nabors Bermuda as Chairman Emeritus for a three-year term that shall be automatically extended for one year on each anniversary thereof until terminated by Executive or the Company. In that capacity he shall serve as a goodwill ambassador for the company and shall receive a cash payment for his services at the same level as the outside directors of the Company. In the sole discretion of the Board of Directors of Nabors Bermuda, for serving as Chairman Emeritus and a goodwill ambassador, Executive may receive additional compensation and benefits.

2.	Termination Payment – Nabors Delaware will pay $6,600,000 into an escrow account, which shall remain subject to the claims of the creditors of Nabors Delaware and which will bear interest at the guaranteed rate of 6% per annum compounded daily and will be distributed upon the death of Executive either to Executive’s estate or to the trustees of Executive’s revocable trust (“Termination Payment”). Executive understands and agrees that the Termination Payment is not something to which Executive is otherwise entitled, but is solely in consideration of and in return for the settlement and waiver of rights, claims and causes of action contained in this Agreement.

3.	Benefit Plans – The parties agree and acknowledge that, effective as of the Termination Date, all benefit plans to which Executive is a party relative to any of the operations of the Company shall no longer be applicable to Executive and any benefits available to him shall terminate and be forfeited, except as stated below or as required by the laws of the United States or the State of Delaware.

(a)	Nabors Industries Group Medical, Dental and Life Coverage—Executive and his spouse shall continue to participate in medical, dental and life insurance coverage until Executive or his spouse receives equivalent coverage and benefits under the plans and programs of a subsequent employer (such coverage and benefits to be determined on a coverage-by-coverage or benefit-by-benefit basis) or death of the later of Executive or his spouse.

(b)	Nabors Industries Retirement Savings Plan (the “Retirement Savings Plan”) – Executive’s entitlement to a distribution with respect to vested account balances will be determined in accordance with the terms of the Retirement Savings Plan. Executive may contact Merrill Lynch directly at 800.228.4015 or www.benefits.ml.com if Executive elects to receive a distribution; however, Merrill Lynch will not process the distribution until 45 days following Termination Date. Final distribution checks will be issued as soon as administratively practicable thereafter.

(c)	Nabors Industries Non-Qualified Deferred Compensation Plan (the “Deferred Compensation Plan”) – Executive is entitled to a distribution of benefits, if any, in accordance with the terms of the Deferred Compensation Plan.

(d)	Split-Dollar Life Insurance Policies – For purposes of the split-dollar life insurance agreements in effect between Nabors Delaware and Executive, the parties agree that Executive’s termination of employment shall be considered a termination under §7(d) of those agreements.

(e)	Other Benefits and Perquisites – Executive shall continue to receive benefits pursuant to Section 3.2(a) and (d) of the Employment Agreement for himself and his spouse.

4.	Equity Awards—All stock option awards and restricted stock awards held by Executive were fully vested as of the Termination Date. All stock option awards shall be governed by the applicable stock plans and agreements governing the awards.

5.

Waiver of Claims and Covenant Not To Sue by Executive—Executive for himself, his heirs, executors, successors, administrators and assigns, with respect to the Company, its officers, shareholders, directors, and assigns, and all other persons, firms, partnerships, or corporations in control of, under the direction of, or in any way presently or formerly associated with the Company (collectively, “Company Affiliates”) hereby waives all claims, causes of action, (including without limitation accrued vacation pay if any) or other liabilities of any kind or character, arising from or in any way connected with or related to the Employment Agreement (other than the compensation and benefits provided for or referenced in this Agreement), and/or Executive’s termination of employment with the Company or any Company Affiliate, except as to any lawsuits currently pending or any new suits in any way related to pending lawsuits. Except as may be required by applicable law, by pending lawsuits or by any new suits related to pending lawsuits, Executive agrees not to bring or join any lawsuit or file any charge or claim against Company or Company Affiliate in any court or before any government agency relating to his Employment Agreement or the termination of his employment, including any claim seeking to declare any term of this

Agreement unenforceable. Executive recognizes that, if Executive brings or joins any such lawsuit, or files any such charge or claim, the Company will have a claim for breach of this Agreement and may be entitled to injunctive relief, attorneys’ fees and other legal and equitable relief. Notwithstanding the foregoing, none of the provisions of this Agreement, or of the Employment Agreement that survive or are continued by this Agreement, are waived or released.

6.	Waiver of Claims and Covenant Not To Sue by Company – Company and Company Affiliates hereby waives any and all claims, causes of action or other liabilities of any kind or character arising from or in any way connected with or related to the Employment Agreement and/or Executive’s termination of employment with the Company or any Company Affiliate, except as to any lawsuits currently pending or any new suits in any way related to pending lawsuits. Except as may be required by applicable law, by pending lawsuits or by any new suits related to pending lawsuits, Company agrees not to bring or join any lawsuit or file any charge or claim against Executive in any court or before any government agency relating to his Employment Agreement or the termination of his employment, including any claim seeking to declare any term of this Agreement unenforceable. Company recognizes that, if Company brings or joins any such lawsuit, or files any such charge or claim, Executive will have a claim for breach of this Agreement and may be entitled to injunctive relief, attorneys’ fees and other legal and equitable relief. Notwithstanding the foregoing, none of the provisions of this Agreement, or of the Employment Agreement that survive or are continued by this Agreement, are waived and released. Nothing in this paragraph, including language related to waiver of claims, is intended to or shall be construed to release, or otherwise prohibit Company’s prosecution of, any claims based on intentional malfeasance, criminal conduct, or fraud, including but not limited to a claim for indemnity by the Company for liability the Company may incur based on conduct by Executive.

7.	Survival of Provisions of Employment Agreement – Executive and the Company agree and acknowledge that the provisions of Articles VI (Confidential Information, Non-Competition, Non-Solicitation), VII (Indemnification) and VIII (Miscellaneous) of the Employment Agreement survive termination of that agreement, each according to its terms, and shall not be subject to the covenants in Sections 5 and 6 above.

8.	Further Agreements – Executive also acknowledges that he has not made any election pursuant to Section 4.1(d) or 1.15 of the Employment Agreement and that he is not entitled to any payment pursuant to Article 5 of his Employment Agreement or otherwise.

9.	Waiver of Certain Rights—Executive hereby waives all rights to recall, reinstatement, employment, reemployment and past wages from the Company and/or any Company Affiliate, and their refusal to hire Executive based upon this paragraph will provide a full defense to any claims arising from Executive’s attempt for employment. Furthermore, Executive represents and warrants that he has not assigned any of his rights under the Employment Agreement or this Agreement, and he agrees he will not do so.

10.	Counterparts—This Agreement may be executed in counterparts, each of which shall constitute an original document.

11.	Consultation with Attorney—Executive acknowledges that he has consulted with an attorney prior to executing this Agreement.

12.	Cooperation – Executive agrees at the expense of the Company to provide reasonable cooperation to the Company for any transition or litigation matters that may arise.

13.	Governing Law—This Agreement shall be interpreted and construed in accordance with and shall be governed by the laws of the State of Delaware, except to the extent that federal law may apply.

14.	Arbitration—Any disputes arising in connection with this Agreement shall be resolved through binding arbitration pursuant to the Nabors Dispute Resolution Program.

15.	Entire Agreement—This Agreement and any referenced and surviving portions of prior agreements constitute the entire Agreement between the parties and may only be modified in writing by the parties. Executive represents that in executing this Agreement, he has not relied on any representations by the Company other than those contained herein. Executive also represents that he enters into this Agreement voluntarily and of his own free will, and is competent to enter into such Agreement on his own behalf. To the extent necessary to effectuate its purposes, this Agreement shall be considered an amendment to the Employment Agreement.

EXECUTED AND AGREED this 2nd day of February, 2012, but effective as of December 31, 2011.

EXECUTIVE:

BRENDA PATTILLO	EUGENE M. ISENBERG
Witness	Eugene M. Isenberg

COMPANY: NABORS INDUSTRIES LTD.

MARK ANDREWS
Mark Andrews, Corporate Secretary
NABORS INDUSTRIES, INC.

LAURA W. DOERRE
Laura W. Doerre, Secretary

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